UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2004

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(978) 421-9655

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of ZOLL Medical Corporation (the “Company”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties is contained in the Company’s press release filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on October 8, 2004, and is incorporated herein by reference, and in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed on August 18, 2004 and in the Company’s other public filings. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 12, 2004, the Company and Rev Acquisition Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), completed its acquisition of Revivant Corporation (“Revivant”) pursuant to an Agreement and Plan of Merger by and among the Company, Merger Sub and Revivant, dated August 13, 2003, as amended to date (the “Merger Agreement”), whereby Merger Sub merged with and into Revivant, with Revivant surviving as a wholly-owned subsidiary of the Company (the “Merger”). Revivant is the manufacturer of the AutoPulse™ Non-invasive Cardiac Support Pump (“AutoPulse”), a FDA-approved device that offers the potential of restoring near-normal blood flow levels in victims of sudden cardiac arrest.

In August 2003, the Company invested $7 million in Revivant and provided $5 million of debt financing in exchange for a 15% stake in Revivant and the option to acquire the remaining shares pursuant to the Merger. Richard Packer, the Company’s Chairman and CEO, served on the Board of Revivant following the closing of the option to acquire Revivant.

Upon consummation of the Merger, the Company acquired all of the capital stock of Revivant from Revivant’s shareholders. The Company will (1) pay $7.5 million in cash and (2) issue 227,825 shares of its common stock, par value $0.02 per share (the “Common Stock”), as the initial merger consideration. The Company will also make (1) clinical milestone payments targeted at $15 million, tied to the completion of certain clinical trials with the AutoPulse through 2006 and (2) additional payments for the years 2005 through 2007 based on the growth of AutoPulse sales. In general, these additional payments will be a combination of cash and Common Stock.

There are no material relationships between Revivant’s shareholders and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect of the above described Merger. Furthermore, there are no material relationships between the sources of the funds used by the Company in the Merger and the Company or any of its affiliates as the Company used its own funds to pay the initial merger consideration.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger discussed in Item 2.01, on October 12, 2004 the Company issued 227,825 shares of its Common Stock to the shareholders of Revivant in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933. As noted above, the Company delivered such shares, along with $7.5 million in cash as payment of the initial merger consideration to the shareholders of Revivant. As noted above, the Merger Agreement also requires the Company to make clinical milestone payments targeted at $15 million and additional payments for the years 2005 and 2007 based on the growth of AutoPulse sales. In general these payments will be comprised of 50% cash and 50% additional shares of the Company’s Common Stock.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Financial statements of Revivant will be filed in an amendment to this Current Report on Form 8-K no later than December 28, 2004.

(b) Pro form financial information. To the extent that pro forma financial information is required by this item, it will be filed in an amendment to this Current Report on Form 8-K no later than December 28, 2004.

(c) Exhibits.

10.1	*	Press release of ZOLL Medical Corporation issued on October 5, 2004 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2004).

10.2	*	Master Agreement by and among ZOLL Medical Corporation, Rev Acquisition Corporation and Revivant Corporation, dated August 13, 2003 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2004).

10.3	*	Agreement and Plan of Merger by and among ZOLL Medical Corporation, Rev Acquisition Corporation, Revivant Corporation and the parties listed on Schedule A thereto, dated August 13, 2003, as amended to date (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2004).

*	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: October 15, 2004	By:	/s/ Richard A. Packer
	Name:	Richard A. Packer
	Title:	President